                                    EXHIBIT 99.1
LendingClub Reports Second Quarter 2024 Results
10% Sequential Originations Growth
Strong Balance Sheet Growth with Stable Net Interest Margin Drives Increase in Revenue

SAN FRANCISCO – July 30, 2024 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the second quarter ended June 30, 2024.

“Our second quarter results mark an inflection point, with our business calibrated to the current rate environment and positioned to accelerate as conditions improve,” said Scott Sanborn, LendingClub CEO. “Thanks to our unique product innovations, we were able to capture strong borrower and marketplace investor demand, delivering growth in originations, revenue, and profitability. I look forward to building on our momentum in the quarters ahead.”

Second Quarter 2024 Results
Balance Sheet:
•Total assets of $9.6 billion compared to $9.2 billion in the prior quarter, primarily due to growth in securities related to the structured certificates program and growth in the extended seasoning portfolio.
•Securities available for sale of $2.8 billion, compared to $2.2 billion in the prior quarter, primarily reflecting growth in the structured certificates program.
•Whole loans held on the balance sheet of $5.1 billion, which consists of loans and leases held for investment and loans held for sale, were roughly flat compared to the prior quarter.
•Deposits of $8.1 billion compared to $7.5 billion in the prior quarter, primarily due to an increase in high-yield savings and certificates of deposit.
◦87% of total deposits are FDIC-insured.
•Strong liquidity profile with $3.0 billion in readily available liquidity.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.1% and consolidated Common Equity Tier 1 capital ratio of 17.9%.
•Book value per common share increased to $11.52, compared to $11.40 in the prior quarter.
•Tangible book value per common share increased to $10.75, compared to $10.61 in the prior quarter.

Financial Performance:
•Loan originations of $1.8 billion, compared to $1.6 billion in the prior quarter, driven by the successful execution of new consumer loan initiatives combined with marketplace investor demand for structured certificates and higher whole loan retention.
•Total net revenue of $187.2 million, compared to $180.7 million in the prior quarter, driven by:
◦Marketplace revenue of $56.4 million, compared to $55.9 million in the prior quarter, primarily reflecting higher marketplace loan originations and improved loan sale pricing partially offset by the expected fair value adjustments on the maturing Held for Sale portfolio.
◦Net interest income of $128.5 million, compared to $122.9 million in the prior quarter, primarily reflecting growth in total interest-earning assets at a stable net interest margin of 5.75%.
•Provision for credit losses of $35.6 million, compared to $31.9 million in the prior quarter.
•Net income increased to $14.9 million, with diluted EPS of $0.13, compared to $12.3 million, with diluted EPS of $0.11, in the prior quarter. The increase was primarily driven by higher net interest income from growth in the balance sheet.
•Pre-Provision Net Revenue (PPNR) of $55.0 million, compared to $48.5 million in the prior quarter, primarily driven by higher total net revenue while maintaining stable expenses.

	Three Months Ended
($ in millions, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023
Total net revenue	$187.2	$180.7	$232.5
Non-interest expense	132.3	132.2	151.1
Pre-provision net revenue (1)	55.0	48.5	81.4
Provision for credit losses	35.6	31.9	66.6
Income before income tax expense	19.4	16.5	14.8
Income tax expense	(4.5)	(4.3)	(4.7)
Net income	$14.9	$12.3	$10.1
Diluted EPS	$0.13	$0.11	$0.09
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Third Quarter 2024
Loan originations	$1.8B to $1.9B
Pre-provision net revenue (PPNR)	$40M to $50M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on hundreds of billions of cells of data and over $90 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.9 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub second quarter 2024 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, July 30, 2024. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 895739, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until August 6, 2024, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 305717. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue is an important measure because it reflects the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 13 of this release.

We do not provide a reconciliation of forward-looking Pre-Provision Net Revenue to the most directly comparable GAAP reported financial measures on a forward-looking basis because we are unable to predict future provision expense with reasonable certainty without unreasonable effort.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing borrowers and platform investors; competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$58,713	$57,800	$54,129	$63,844	$85,818	2%	(32)%
Net interest income	128,528	122,888	131,477	137,005	146,652	5%	(12)%
Total net revenue	187,241	180,688	185,606	200,849	232,470	4%	(19)%
Non-interest expense	132,258	132,233	130,015	128,035	151,079	0%	(12)%
Pre-provision net revenue(1)	54,983	48,455	55,591	72,814	81,391	13%	(32)%
Provision for credit losses	35,561	31,927	41,907	64,479	66,595	11%	(47)%
Income before income tax expense	19,422	16,528	13,684	8,335	14,796	18%	31%
Income tax expense	(4,519)	(4,278)	(3,529)	(3,327)	(4,686)	6%	(4)%
Net income	$14,903	$12,250	$10,155	$5,008	$10,110	22%	47%

Basic EPS	$0.13	$0.11	$0.09	$0.05	$0.09	18%	44%
Diluted EPS	$0.13	$0.11	$0.09	$0.05	$0.09	18%	44%

LendingClub Corporation Performance Metrics:
Net interest margin	5.75%	5.75%	6.40%	6.91%	7.09%
Efficiency ratio(2)	70.6%	73.2%	70.0%	63.7%	65.0%
Return on average equity (ROE)(3)	4.7%	3.9%	3.3%	1.7%	3.4%
Return on average total assets (ROA)(4)	0.6%	0.5%	0.5%	0.2%	0.5%
Marketing expense as a % of loan originations	1.47%	1.47%	1.44%	1.30%	1.19%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	17.9%	17.6%	17.9%	16.9%	16.1%
Tier 1 leverage ratio	12.1%	12.5%	12.9%	13.2%	12.4%
Book value per common share	$11.52	$11.40	$11.34	$11.02	$11.09	1%	4%
Tangible book value per common share(1)	$10.75	$10.61	$10.54	$10.21	$10.26	1%	5%

Loan Originations (in millions)(5):
Total loan originations	$1,813	$1,646	$1,630	$1,508	$2,011	10%	(10)%
Marketplace loans	$1,477	$1,361	$1,432	$1,182	$1,353	9%	9%
Loan originations held for investment	$336	$285	$198	$326	$657	18%	(49)%
Loan originations held for investment as a % of total loan originations	19%	17%	12%	22%	33%

Servicing Portfolio AUM (in millions)(6):
Total servicing portfolio	$12,999	$13,437	$14,122	$14,818	$15,669	(3)%	(17)%
Loans serviced for others	$8,337	$8,671	$9,336	$9,601	$10,204	(4)%	(18)%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average total assets for the period presented.
(5)    Includes unsecured personal loans and auto loans only.
(6)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$2,814,383	$2,228,500	$1,620,262	$795,669	$523,579	26%	438%
Loans held for sale at fair value	$791,059	$550,415	$407,773	$362,789	$250,361	44%	216%
Loans and leases held for investment at amortized cost	$4,228,391	$4,505,816	$4,850,302	$5,237,277	$5,533,349	(6)%	(24)%
Gross allowance for loan and lease losses (1)	$(285,368)	$(311,794)	$(355,773)	$(388,156)	$(383,960)	(8)%	(26)%
Recovery asset value (2)	$56,459	$52,644	$45,386	$37,661	$28,797	7%	96%
Allowance for loan and lease losses	$(228,909)	$(259,150)	$(310,387)	$(350,495)	$(355,163)	(12)%	(36)%
Loans and leases held for investment at amortized cost, net	$3,999,482	$4,246,666	$4,539,915	$4,886,782	$5,178,186	(6)%	(23)%
Loans held for investment at fair value (3)	$339,222	$427,396	$272,678	$344,417	$430,956	(21)%	(21)%
Total loans and leases held for investment (3)	$4,338,704	$4,674,062	$4,812,593	$5,231,199	$5,609,142	(7)%	(23)%
Whole loans held on balance sheet (4)	$5,129,763	$5,224,477	$5,220,366	$5,593,988	$5,859,503	(2)%	(12)%
Total assets	$9,586,050	$9,244,828	$8,827,463	$8,472,351	$8,342,506	4%	15%
Total deposits	$8,095,328	$7,521,655	$7,333,486	$7,000,263	$6,843,535	8%	18%
Total liabilities	$8,298,105	$7,978,542	$7,575,641	$7,264,132	$7,136,983	4%	16%
Total equity	$1,287,945	$1,266,286	$1,251,822	$1,208,219	$1,205,523	2%	7%
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amounts have been reclassified to conform to the current period presentation.
(4)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	5.4%	5.8%	6.4%	6.7%	6.4%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	2.7%	1.9%	1.8%	2.0%	1.9%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	5.9%	6.4%	7.2%	7.4%	7.1%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.5%	7.8%	8.3%	8.2%	7.7%
Net charge-offs	$66,818	$80,483	$82,511	$68,795	$59,884
Net charge-off ratio (2)	6.2%	6.9%	6.6%	5.1%	4.4%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	June 30, 2024	December 31, 2023
Unsecured personal	$3,144,504	$3,726,830
Residential mortgages	178,290	183,050
Secured consumer	244,288	250,039
Total consumer loans held for investment	3,567,082	4,159,919
Equipment finance (1)	83,770	110,992
Commercial real estate	381,873	380,322
Commercial and industrial	195,666	199,069
Total commercial loans and leases held for investment	661,309	690,383
Total loans and leases held for investment at amortized cost	4,228,391	4,850,302
Allowance for loan and lease losses	(228,909)	(310,387)
Loans and leases held for investment at amortized cost, net	$3,999,482	$4,539,915
Loans held for investment at fair value (2)	339,222	272,678
Total loans and leases held for investment	$4,338,704	$4,812,593
(1)    Comprised of sales-type leases for equipment.
(2)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amount has been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following table presents the components of the allowance for loan and lease losses on loans and leases held for investment at amortized cost:

	June 30, 2024	December 31, 2023
Gross allowance for loan and lease losses (1)	$285,368	$355,773
Recovery asset value (2)	(56,459)	(45,386)
Allowance for loan and lease losses	$228,909	$310,387
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	June 30, 2024			March 31, 2024
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$246,280	$12,870	$259,150	$298,061	$12,326	$310,387
Credit loss expense for loans and leases held for investment	30,760	5,817	36,577	27,686	1,560	29,246
Charge-offs	(77,494)	(594)	(78,088)	(89,110)	(1,232)	(90,342)
Recoveries	11,183	87	11,270	9,643	216	9,859
Allowance for loan and lease losses, end of period	$210,729	$18,180	$228,909	$246,280	$12,870	$259,150

	Three Months Ended
	June 30, 2023
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$333,546	$15,311	$348,857
Credit loss expense (benefit) for loans and leases held for investment	66,874	(684)	66,190
Charge-offs	(63,345)	(924)	(64,269)
Recoveries	4,086	299	4,385
Allowance for loan and lease losses, end of period	$341,161	$14,002	$355,163

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

June 30, 2024	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$24,837	$22,869	$23,825	$71,531	$—
Residential mortgages	—	147	—	147	—
Secured consumer	1,825	622	258	2,705	—
Total consumer loans held for investment	$26,662	$23,638	$24,083	$74,383	$—

Equipment finance	$18	$—	$8	$26	$—
Commercial real estate	7,422	384	8,569	16,375	10,894
Commercial and industrial	8,715	774	5,869	15,358	12,736
Total commercial loans and leases held for investment	$16,155	$1,158	$14,446	$31,759	$23,630
Total loans and leases held for investment at amortized cost	$42,817	$24,796	$38,529	$106,142	$23,630

December 31, 2023	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$32,716	$29,556	$30,132	$92,404	$—
Residential mortgages	1,751	—	—	1,751	—
Secured consumer	2,076	635	217	2,928	—
Total consumer loans held for investment	$36,543	$30,191	$30,349	$97,083	$—

Equipment finance	$1,265	$—	$—	$1,265	$—
Commercial real estate	—	3,566	1,618	5,184	4,047
Commercial and industrial	12,261	1,632	1,515	15,408	11,260
Total commercial loans and leases held for investment	$13,526	$5,198	$3,133	$21,857	$15,307
Total loans and leases held for investment at amortized cost	$50,069	$35,389	$33,482	$118,940	$15,307
(1)    Represents loan balances guaranteed by the Small Business Association.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	June 30, 2024	March 31, 2024	June 30, 2023	Q2 2024 vs Q1 2024	Q2 2024 vs Q2 2023
Non-interest income:
Origination fees	$77,131	$70,079	$70,989	10%	9%
Servicing fees	19,869	19,592	22,015	1%	(10)%
Gain on sales of loans	10,748	10,909	13,221	(1)%	(19)%
Net fair value adjustments	(51,395)	(44,689)	(23,442)	15%	119%
Marketplace revenue	56,353	55,891	82,783	1%	(32)%
Other non-interest income	2,360	1,909	3,035	24%	(22)%
Total non-interest income	58,713	57,800	85,818	2%	(32)%

Total interest income	219,634	207,351	214,486	6%	2%
Total interest expense	91,106	84,463	67,834	8%	34%
Net interest income	128,528	122,888	146,652	5%	(12)%

Total net revenue	187,241	180,688	232,470	4%	(19)%

Provision for credit losses	35,561	31,927	66,595	11%	(47)%

Non-interest expense:
Compensation and benefits	56,540	59,554	71,553	(5)%	(21)%
Marketing	26,665	24,136	23,940	10%	11%
Equipment and software	12,360	12,684	13,968	(3)%	(12)%
Depreciation and amortization	13,072	12,673	11,638	3%	12%
Professional services	7,804	7,091	9,974	10%	(22)%
Occupancy	3,941	3,861	4,684	2%	(16)%
Other non-interest expense	11,876	12,234	15,322	(3)%	(22)%
Total non-interest expense	132,258	132,233	151,079	—%	(12)%

Income before income tax expense	19,422	16,528	14,796	18%	31%
Income tax expense	(4,519)	(4,278)	(4,686)	6%	(4)%
Net income	$14,903	$12,250	$10,110	22%	47%

Net income per share:
Basic EPS	$0.13	$0.11	$0.09	18%	44%
Diluted EPS	$0.13	$0.11	$0.09	18%	44%
Weighted-average common shares – Basic	111,395,025	110,685,796	107,892,590	1%	3%
Weighted-average common shares – Diluted	111,466,497	110,687,380	107,895,072	1%	3%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024			Three Months Ended June 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$976,330	$13,168	5.40%	$1,217,395	$16,503	5.42%	$1,512,700	$19,134	5.06%
Securities available for sale at fair value	2,406,767	42,879	7.13%	1,972,561	35,347	7.17%	437,473	5,948	5.44%
Loans held for sale at fair value	838,143	26,721	12.75%	467,275	14,699	12.58%	106,865	4,433	16.59%
Loans and leases held for investment:
Unsecured personal loans	3,243,161	108,425	13.37%	3,518,101	116,055	13.20%	4,360,506	145,262	13.33%
Commercial and other consumer loans	1,097,846	16,394	5.97%	1,115,931	16,338	5.86%	1,156,751	16,823	5.82%
Loans and leases held for investment at amortized cost	4,341,007	124,819	11.50%	4,634,032	132,393	11.43%	5,517,257	162,085	11.75%
Loans held for investment at fair value (3)	383,872	12,047	12.55%	256,335	8,409	13.12%	703,729	22,886	13.01%
Total loans and leases held for investment (3)	4,724,879	136,866	11.59%	4,890,367	140,802	11.52%	6,220,986	184,971	11.89%
Total interest-earning assets	8,946,119	219,634	9.82%	8,547,598	207,351	9.70%	8,278,024	214,486	10.36%

Cash and due from banks and restricted cash	55,906			58,440			78,221
Allowance for loan and lease losses	(245,478)			(291,168)			(354,348)
Other non-interest earning assets	632,253			631,468			686,956
Total assets	$9,388,800			$8,946,338			$8,688,853

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,097,696	$10,084	3.69%	$1,054,614	$9,410	3.59%	$1,397,302	$7,760	2.23%
Savings accounts and certificates of deposit	6,449,061	80,109	5.00%	6,069,942	74,553	4.94%	5,546,862	58,761	4.25%
Interest-bearing deposits	7,546,757	90,193	4.81%	7,124,556	83,963	4.74%	6,944,164	66,521	3.84%
Other interest-bearing liabilities (3)	56,628	913	6.45%	26,571	500	7.53%	64,169	1,313	8.18%
Total interest-bearing liabilities	7,603,385	91,106	4.82%	7,151,127	84,463	4.75%	7,008,333	67,834	3.88%

Non-interest bearing deposits	303,199			317,430			205,750
Other liabilities	215,608			220,544			272,142
Total liabilities	$8,122,192			$7,689,101			$7,486,225

Total equity	$1,266,608			$1,257,237			$1,202,628
Total liabilities and equity	$9,388,800			$8,946,338			$8,688,853

Interest rate spread			5.00%			4.95%			6.48%

Net interest income and net interest margin		$128,528	5.75%		$122,888	5.75%		$146,652	7.09%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Other interest-bearing liabilities.” Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and due from banks	$19,099	$14,993
Interest-bearing deposits in banks	919,020	1,237,511
Total cash and cash equivalents	938,119	1,252,504
Restricted cash	31,332	41,644
Securities available for sale at fair value ($2,869,880 and $1,663,990 at amortized cost, respectively)	2,814,383	1,620,262
Loans held for sale at fair value	791,059	407,773
Loans and leases held for investment	4,228,391	4,850,302
Allowance for loan and lease losses	(228,909)	(310,387)
Loans and leases held for investment, net	3,999,482	4,539,915
Loans held for investment at fair value (1)	339,222	272,678
Property, equipment and software, net	166,150	161,517
Goodwill	75,717	75,717
Other assets	430,586	455,453
Total assets	$9,586,050	$8,827,463
Liabilities and Equity
Deposits:
Interest-bearing	$7,759,632	$7,001,680
Noninterest-bearing	335,696	331,806
Total deposits	8,095,328	7,333,486
Borrowings (1)	5,474	19,354
Other liabilities	197,303	222,801
Total liabilities	8,298,105	7,575,641
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 111,812,215 and 110,410,602 shares issued and outstanding, respectively	1,118	1,104
Additional paid-in capital	1,685,865	1,669,828
Accumulated deficit	(361,653)	(388,806)
Accumulated other comprehensive loss	(37,385)	(30,304)
Total equity	1,287,945	1,251,822
Total liabilities and equity	$9,586,050	$8,827,463
(1)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Borrowings.” Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
GAAP Net income	$14,903	$12,250	$10,155	$5,008	$10,110
Less: Provision for credit losses	(35,561)	(31,927)	(41,907)	(64,479)	(66,595)
Less: Income tax expense	(4,519)	(4,278)	(3,529)	(3,327)	(4,686)
Pre-provision net revenue	$54,983	$48,455	$55,591	$72,814	$81,391

	For the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Non-interest income	$58,713	$57,800	$54,129	$63,844	$85,818
Net interest income	128,528	122,888	131,477	137,005	146,652
Total net revenue	187,241	180,688	185,606	200,849	232,470
Non-interest expense	(132,258)	(132,233)	(130,015)	(128,035)	(151,079)
Pre-provision net revenue	54,983	48,455	55,591	72,814	81,391
Provision for credit losses	(35,561)	(31,927)	(41,907)	(64,479)	(66,595)
Income before income tax expense	19,422	16,528	13,684	8,335	14,796
Income tax expense	(4,519)	(4,278)	(3,529)	(3,327)	(4,686)
GAAP Net income	$14,903	$12,250	$10,155	$5,008	$10,110

Tangible Book Value Per Common Share

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
GAAP common equity	$1,287,945	$1,266,286	$1,251,822	$1,208,219	$1,205,523
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(10,293)	(11,165)	(12,135)	(13,151)	(14,167)
Tangible common equity	$1,201,935	$1,179,404	$1,163,970	$1,119,351	$1,115,639

Book value per common share
GAAP common equity	$1,287,945	$1,266,286	$1,251,822	$1,208,219	$1,205,523
Common shares issued and outstanding	111,812,215	111,120,415	110,410,602	109,648,769	108,694,120
Book value per common share	$11.52	$11.40	$11.34	$11.02	$11.09

Tangible book value per common share
Tangible common equity	$1,201,935	$1,179,404	$1,163,970	$1,119,351	$1,115,639
Common shares issued and outstanding	111,812,215	111,120,415	110,410,602	109,648,769	108,694,120
Tangible book value per common share	$10.75	$10.61	$10.54	$10.21	$10.26